Exhibit 5.1
Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

December 21, 2017

Dynagas LNG Partners LP
23, Rue Basse
98000 Monaco
Re:	Dynagas LNG Partners LP
Ladies and Gentlemen:
We have acted as counsel to Dynagas LNG Partners LP, a limited partnership organized under the laws of the Republic of the Marshall Islands (the "Partnership") and certain of its subsidiaries listed on Schedule A hereto (the "Subsidiary Guarantors") in connection with the Partnership's registration statement on Form F-3 (such registration statement as amended or supplemented from time to time, the "Registration Statement") filed with the U.S. Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended (the "Securities Act") on December 21, 2017, with respect to one or more public offerings by the Partnership (the "Offerings") of up to an aggregate of $750,000,000 of  the Partnership's securities, including common units  and other classes of units, each representing limited partner interests in the Partnership ("Units"), warrants ("Warrants") and debt securities ("Debt Securities"), including guarantees ("Guarantees" and together with the Units, the Warrants and the Debt Securities, collectively, the " Primary Securities") and an aggregate of 15,595,000 common units (the "Secondary Units" and, together with the Primary Securities, the "Securities") of the Partnership to be offered by the selling shareholder named in the Prospectus (defined below).
We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Partnership (the "Prospectus") included in the Registration Statement; (iii) the Partnership's Base Indenture, dated as of September 15, 2014, furnished as Exhibit 4.1 to the Partnership's Registration Statement on Form 8-A12B dated December 23, 2014 (the "Base Indenture"); (iv) the form of Senior Indenture (the "Senior Indenture"); (iv) the form of Subordinated Indenture (the "Subordinated Indenture", together with the Base Indenture and Senior Indenture, the "Indentures," each as filed as an exhibit to the Registration Statement); (v) the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"); (vi) the Partnership's Certificate of Limited Partnership (the "Certificate") filed with the Republic of the Marshall Islands pursuant to the Marshall Islands Limited Partnership Act in connection with the formation of the Partnership; (vii) other formation documents and agreements, as applicable, of the Subsidiary Guarantors; and (viii) such other documents and records of the Partnership and the Subsidiary Guarantors and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Partnership and others.

Dynagas LNG Partners LP
December 21, 2017

We have further assumed for the purposes of this opinion, without investigation, that (i) the Registration Statement, and any amendments thereto, will have become effective; (ii) a Prospectus, including any supplement or amendment thereto will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in compliance with all terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith; (iv) all documents contemplated by the Prospectus to be executed in connection with the offer and sale of Securities will have been duly authorized, executed and delivered by each of the parties thereto; (v) the terms of the Offerings will comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith; and (vi) all Securities, including Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.
Based upon and subject to the foregoing, we are of the opinion that:
(1) With respect to the Units, when (i) the Partnership has taken all necessary action to approve the terms and issuance of such Units, the terms of the Offerings and related matters and (ii) the Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof as provided for therein, then the Units will be validly issued, fully paid and non-assessable.
(2) The Units constituting the Secondary Units have been duly authorized and are validly issued, fully paid and non-assessable.
(3) With respect to the Debt Securities and the Guarantees, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and any Guarantees, the terms of the Offerings and related matters; and (iii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership and the Subsidiary Guarantors (as applicable) and upon payment of the consideration therefore or provided for therein, such Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership and the Subsidiary Guarantors, enforceable against the Partnership and each Subsidiary Guarantor, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors' rights generally and general principles of equity.

Dynagas LNG Partners LP
December 21, 2017

(4) With respect to the Warrants, when (i) the Partnership has taken all necessary action to approve the issuance and terms of such Warrants, the terms of the Offerings and related matters; and (ii) such Warrants have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, such Warrants will be legally issued and will constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors' rights generally and general principles of equity.
This opinion is limited to the laws of the State of New York  and to the Delaware General Corporation Law,  the federal laws of the United States of America, the laws of the Republic of the Marshall Islands and the laws of the Republic of Liberia as in effect on the date hereof. Insofar as the opinions expressed herein depend on matters governed under the laws of Malta, we have relied on the opinion of Gauci-Maistre Xynou, filed as Exhibit 5.2 to the Registration Statement. This opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP

Dynagas LNG Partners LP
December 21, 2017

Schedule A
Dynagas Operating LP
Dynagas Operating GP LLC
Dynagas Equity Holding Ltd.
Fareastern Shipping Limited
Pegasus Shipholding S.A.
Seacrown Maritime Ltd.
Lance Shipping S.A.
Dynagas Finance Inc.
Navajo Marine Limited
Solana Holding Ltd.
Arctic LNG Carriers Ltd.
Dynagas Finance LLC